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April 1, 2020

To:	Carvana Co.
1930 W. Rio Salado Parkway
Tempe, Arizona 85281

Ladies and Gentlemen:

We are acting as special counsel to Carvana Co., a Delaware corporation (the “Company”), in connection with the registration by the Company of the offer and sale of up to an aggregate of 13,333,333 (the “Shares”) of its Class A common Stock, par value $0.001 per share (the “Common Stock”) pursuant to the terms of the investment agreements, each dated March 28, 2020 (the “Investment Agreements”), among the Company and the investors named therein. The Shares are being offered and sold under a Registration Statement on Form S-3ASR (Registration No. 333-231606) filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 20, 2019 under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), including a base prospectus dated May 20, 2019 (the “Base Prospectus”), and a final prospectus supplement dated March 31, 2020 (together with the Base Prospectus, the “Prospectus”).

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, including the Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on April 27, 2017, (ii) minutes and records of the proceedings of the Company with respect to the issuance of the Shares and (iii) the Registration Statement and the Prospectus.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Shares are duly authorized, and when issued and sold in accordance with the Investment Agreements, will be validly issued, fully-paid and non-assessable.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

Beijing Boston Dallas Hong Kong Houston London Los Angeles Munich New York Palo Alto Paris San Francisco Shanghai Washington, D.C.

Carvana Co.
April 1, 2020
2
We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K and its incorporation into the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion after the date hereof should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

Carvana Co.
April 1, 2020
3

Very truly yours,

/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP